Exhibit 8.1

List of Subsidiaries and Certain Other Entities

#	Company Name	Country
Wholly owned subsidiaries
1.	141 Union Company	United States of America
2.	Agnew Pastoral Company Pty Ltd	Australia
3.	Albion Downs Pty Limited	Australia
4.	Araguaia Participaçóes Ltda	Brazil
5.	ARL Holdings Ltd	Bermuda
6.	ARL South America Exploration Ltd	Bermuda
7.	Avanco Holdings Pty Ltd	Australia
8.	Avanco Lux S.ar.l	Luxembourg
9.	Avanco Lux S.C.S.	Avanco Lux S.C.S.
10.	Avanco Resources Mineração Ltda	Brazil
11.	Avanco Resources Pty Ltd(a)(b)	Australia
12.	AVB Brazil Pty Ltd	Australia
13.	AVB Carajás Holdings Pty Ltd	Australia
14.	AVB Copper Pty Ltd	Australia
15.	AVB Mineração Ltda	Brazil
16.	AVB Minerals Pty Ltd	Australia
17.	BHP (AUS) DDS Pty Ltd	Australia
18.	BHP (Towage Services) Pty Ltd(a)(b)	Australia
19.	BHP Aluminum Australia Pty Ltd	Australia
20.	BHP Billiton (UK) DDS Limited	United Kingdom
21.	BHP Billiton (UK) Limited	United Kingdom
22.	BHP Billiton Brasil Ltda	Brazil
23.	BHP Billiton Company B.V.	Netherlands
24.	BHP Billiton Finance (USA) Limited	Australia
25.	BHP Billiton Finance B.V.	Netherlands
26.	BHP Billiton Finance Limited	Australia
27.	BHP Billiton Finance Plc	United Kingdom
28.	BHP Billiton Freight Singapore Pte Limited	Singapore
29.	BHP Billiton Group Limited	United Kingdom
30.	BHP Billiton Holdings Limited	United Kingdom
31.	BHP Billiton International Metals B.V.	Netherlands
32.	BHP Billiton International Services Limited	United Kingdom
33.	BHP Billiton International Trading (Shanghai) Co. Ltd	China
34.	BHP Billiton Marketing AG	Switzerland
35.	BHP Billiton Marketing Asia Pte Ltd	Singapore
36.	BHP Billiton Marketing UK Limited	United Kingdom
37.	BHP Billiton Petroleum Great Britain Limited	United Kingdom
38.	BHP Billiton Services Jersey Limited	Jersey
39.	BHP Billiton SSM Development Pty Ltd	Australia
40.	BHP Billiton Sustainable Communities	United Kingdom
41.	BHP Billiton UK Holdings Limited	British Virgin Islands
42.	BHP Billiton UK Investments Limited	British Virgin Islands
43.	BHP BK Limited	United Kingdom
44.	BHP Canada Inc.	Canada
45.	BHP Capital No. 20 Pty Limited	Australia
46.	BHP Chile Inc.	United States of America

47.	BHP Chile Inversiones Limitada	Chile
48.	BHP Coal Pty Ltd(a)(b)	Australia
49.	BHP Copper Inc.	United States of America
50.	BHP Direct Reduced Iron Pty Limited(a)	Australia
51.	BHP Energy Coal Australia Pty Ltd	Australia
52.	BHP Escondida Inc.	United States of America
53.	BHP Exploration Chile SpA	Chile
54.	BHP Finance (International) Inc.	United States of America
55.	BHP Finance Limited	United Kingdom
56.	BHP Foreign Holdings Inc.	United States of America
57.	BHP Foundation	United States of America
58.	BHP Freight Pty Ltd(a)	Australia
59.	BHP Group (UK) Ltd	United Kingdom
60.	BHP Group Holdings Limited	United Kingdom
61.	BHP Group Operations Pty Ltd(a)(b)	Australia
62.	BHP Holdings (International) Inc.	United States of America
63.	BHP Holdings (USA) Inc.	United States of America
64.	BHP Holdings International (Investments) Inc.	United States of America
65.	BHP Holdings Limited	United Kingdom
66.	BHP Innovation Pty Ltd(a)	Australia
67.	BHP Internacional Participaçóes Ltda	Brazil
68.	BHP International Finance Corp	United States of America
69.	BHP International Services Limited	United Kingdom
70.	BHP Investments Canada Inc	Canada
71.	BHP IO Mining Pty Ltd	Australia
72.	BHP IO Workshop Pty Ltd	Australia
73.	BHP Iron Ore Holdings Pty Ltd	Australia
74.	BHP Iron Ore Pty Ltd(a)(b)	Australia
75.	BHP Japan Limited	Japan
76.	BHP Lonsdale Investments Pty Ltd(a)	Australia
77.	BHP Manganese Australia Pty Ltd	Australia
78.	BHP Marine & General Insurances Pty Ltd	Australia
79.	BHP Marketing North America Inc.	United States of America
80.	BHP Marketing Services India Pvt Ltd	India
81.	BHP Marketing UK Limited	United Kingdom
82.	BHP Metals Exploration d.o.o. Beograd	Serbia
83.	BHP Metals Exploration Pty Ltd	Australia
84.	BHP MetCoal Holdings Pty Ltd(a)(b)	Australia
85.	BHP Midgard AB	Sweden
86.	BHP Mineral Resources Inc.	United States of America
87.	BHP Minerals (Shanghai) Co., Ltd	China
88.	BHP Minerals Europe Limited (in liquidation)	United Kingdom
89.	BHP Minerals Exploration Inc.	United States of America
90.	BHP Minerals Holdings Proprietary Limited(a)(b)	Australia
91.	BHP Minerals India Private Limited	India
92.	BHP Minerals International Exploration Inc.	United States of America
93.	BHP Minerals International LLC	United States of America
94.	BHP Minerals Pty Ltd(a)(b)	Australia
95.	BHP Minerals Service Company	United States of America
96.	BHP New Mexico Coal Inc.	United States of America
97.	BHP Nickel Operations Pty Ltd	Australia
98.	BHP Nickel West Pty Ltd(a)(b)	Australia
99.	BHP Olympic Dam Corporation Pty Ltd(a)(b)	Australia
100.	BHP Peru Holdings Inc.	United States of America
101.	BHP Pty Ltd	Australia
102.	BHP Queensland Coal Investments Pty Ltd	Australia

103.	BHP Queensland Coal Limited	United States of America
104.	BHP Resolution Holdings LLC	United States of America
105.	BHP Shared Business Services Pty Ltd	Australia
106.	BHP Shared Services Malaysia Sdn. Bhd.	Malaysia
107.	BHP SSM Indonesia Holdings Pty Ltd	Australia
108.	BHP SSM International Pty Ltd	Australia
109.	BHP Titanium Minerals Pty Ltd	Australia
110.	BHP Towage Services (Boodarie) Pty Ltd	Australia
111.	BHP Towage Services (Iron Brolga) Pty Ltd	Australia
112.	BHP Towage Services (Iron Corella) Pty Ltd	Australia
113.	BHP Towage Services (Iron Ibis) Pty Ltd	Australia
114.	BHP Towage Services (Iron Kestrel) Pty Ltd	Australia
115.	BHP Towage Services (Iron Osprey) Pty Ltd	Australia
116.	BHP Towage Services (Iron Quail) Pty Ltd	Australia
117.	BHP Towage Services (Iron Robin) Pty Ltd	Australia
118.	BHP Towage Services (Iron Whistler) Pty Ltd	Australia
119.	BHP Towage Services (Iron Wren) Pty Ltd	Australia
120.	BHP Towage Services (Mallina) Pty Ltd	Australia
121.	BHP Towage Services (RT Atlantis) Pty Ltd	Australia
122.	BHP Towage Services (RT Clerke) Pty Ltd	Australia
123.	BHP Towage Services (Iron Dove) Pty Ltd	Australia
124.	BHP Towage Services (RT Discovery) Pty Ltd	Australia
125.	BHP Towage Services (RT Endeavour) Pty Ltd	Australia
126.	BHP Towage Services (RT Enterprise) Pty Ltd	Australia
127.	BHP Towage Services (RT Imperieuse) Pty Ltd	Australia
128.	BHP Towage Services (RT Inspiration) Pty Ltd	Australia
129.	BHP Towage Services (Iron Finch) Pty Ltd	Australia
130.	BHP Ventures US Inc	United States
131.	BHP WAIO Pty Ltd(a)(b)	Australia
132.	BHP Western Mining Resources International Pty Ltd	Australia
133.	BHP World Exploration Inc.	Canada
134.	BHP Yakabindie Nickel Pty Ltd(a)(b)	Australia
135.	Billiton Australia Finance Pty Ltd	Australia
136.	Billiton Development B.V.	Netherlands
137.	Billiton Executive Pension Scheme Trustee Limited	United Kingdom
138.	Billiton Guinea B.V.	Netherlands
139.	Billiton Investment 3 B.V.	Netherlands
140.	Billiton Investment 8 B.V.	Netherlands
141.	Billiton Investments Ireland Limited	Ireland
142.	Billiton Marketing Holding B.V.	Netherlands
143.	Billiton Suriname Holdings B.V. (in liquidation)	Netherlands
144.	Broadmeadow Mine Services Pty Ltd(a)	Australia
145.	Carrapateena Pty Ltd(a)(b)	Australia
146.	Carson Hill Gold Mining Corporation	United States of America
147.	Cassini Resources Pty Ltd	Australia
148.	Central Queensland Services Pty Ltd(a)	Australia
149.	Cerro-Quebrado S.A.	Ecuador
150.	Coal Mines Australia Pty Ltd	Australia
151.	Compañía Minera Cerro Colorado Limitada	Chile
152.	Consolidated Nominees Proprietary Limited	South Africa
153.	Crossbow Resources Pty Ltd	Australia
154.	CTP Assets Pty Ltd	Australia
155.	CTP Operations Pty Ltd	Australia
156.	Estrela Metals Pty Ltd	Australia
157.	Global BHP Copper Ltd	Cayman Islands
158.	Hay Point Services Pty Limited(a)	Australia

159.	Hunter Valley Energy Coal Pty Ltd	Australia
160.	Jenipapo Recursos Naturais Ltda	Brazil
161.	Marcona International S.A.	Panama
162.	Mineração Águas Boas Ltda	Brazil
163.	Minera Spence SA	Chile
164.	Minotaur Resources Holdings Pty Ltd(a)(b)	Australia
165.	Mt Arthur Coal Pty Limited	Australia
166.	Mt Arthur Underground Pty Ltd	Australia
167.	Operation Services Chile SpA	Chile
168.	OS ACPM Pty Ltd(a)(b)	Australia
169.	OS MCAP Pty Ltd(a)(b)	Australia
170.	OZ Exploration Pty Ltd	Australia
171.	OZ Minerals Pty Ltd(a)(b)	Australia
172.	OZ Minerals Brazil (Holdings) Pty Ltd(a)(b)	Australia
173.	OZ Minerals Carrapateena Pty Ltd(a)(b)	Australia
174.	OZ Minerals Equity Pty Ltd	Australia
175.	OZ Minerals Group Treasury Pty Ltd	Australia
176.	OZ Minerals Holdings Pty Ltd	Australia
177.	OZ Minerals Insurance Pte Ltd	Singapore
178.	OZ Minerals International (Holdings) Pty Ltd	Australia
179.	OZ Minerals Investments Pty Ltd	Australia
180.	OZ Minerals Jamaica Limited	Jamaica
181.	OZ Minerals Musgrave Holdings Pty Ltd(a)	Australia
182.	OZ Minerals Musgrave Operations Pty Ltd(a)	Australia
183.	OZ Minerals Prominent Hill Operations Pty Ltd(a)(b)	Australia
184.	OZ Minerals Prominent Hill Pty Ltd(a)(b)	Australia
185.	OZ Minerals Services Pty Ltd	Australia
186.	OZ Minerals Zinifex Holdings Pty Ltd	Australia
187.	OZM Carrapateena Pty Ltd(a)	Australia
188.	Phoenix Mining Finance Company Proprietary Limited (in liquidation)	South Africa
189.	Pilbara Gas Pty Limited(a)	Australia
190.	Pilbara Pastoral Company Pty Limited	Australia
191.	PT Billiton Indonesia	Indonesia
192.	RAL Cayman Inc.	Cayman Islands
193.	Rio Algom Exploration Inc.	Canada
194.	Rio Algom Investments (Chile) Inc.	Canada
195.	Rio Algom Limited	Canada
196.	Rio Algom Mining LLC	United States of America
197.	Riocerro Inc.	Cayman Islands
198.	Riochile Inc.	Cayman Islands
199.	SLM Santa Lucia Mineração Eireli	Brazil
200.	Stein Insurance Company Limited	Guernsey
201.	Tamakaya Energia SpA	Chile
202.	The Broken Hill Proprietary Company Pty Ltd(a)(b)	Australia
203.	UMAL Consolidated Pty Ltd(a)(b)	Australia
204.	United Iron Pty Ltd	Australia
205.	Westminer Insurance Pte Ltd	Singapore
206.	Wirraway Metals & Mining Pty Ltd	Australia
207.	WMC Corporate Services Inc.	United States of America
208.	WMC Finance (USA) Limited	Australia
209.	WMC Mineracao Ltda.	Brazil
210.	ZRUS Holdings Pty Ltd	Australia

Subsidiaries where effective interest is less than 100 per cent
211.	BHP Billiton (Philippines) Inc. (99.99%)	Philippines
212.	BHP Iron Ore (Jimblebar) Pty Ltd (85%)	Australia
213.	BHP Shared Services Philippines Inc. (99.99%)	Philippines
214.	Consórcio Santos Luz de Imóveis Ltda (90%)	Brazil
215.	Kelti S.A. (57.5%)	Chile
216.	Minera Escondida Ltda (57.5%)	Chile
217.	QNI Philippines Inc. (99.99%)	Philippines

Joint operations
218.	Mt Goldsworthy (85%)	Australia
219.	Mt Newman (85%)	Australia
220.	Yandi (85%)	Australia
221.	Central Queensland Coal Associates (50%)	Australia
222.	BHP SaskPower Carbon Capture and Storage (CCS) Knowledge Centre Inc. (50%)	Canada
223.	BM Alliance Coal Marketing Pty Limited (50%)	Australia
224.	BM Alliance Coal Operations Pty Limited (50%)	Australia
225.	BM Alliance Marketing Pte Ltd (50%)	Singapore
226.	BMA Japan KK (50%)	Japan

Joint ventures and associates
227.	Compañía Minera Antamina S.A. (33.75%)	Peru
	Filo Corp. (50%)	Canada
228.	Global HubCo B.V. (33.33%)	Netherlands
229.	NCIG Holdings Pty Ltd (27.98%)	Australia
230.	Resolution Copper Mining LLC (45%)	United States of America
231.	RightShip Group Pte Ltd (33.33%)	Singapore
232.	Samarco Mineração S.A. (50%)	Brazil
233.	Vicuña Argentina S.A. (50%)	Argentina
234.	Vicuña Corp. (50%)	Canada
235.	Vicuña Holdings (Bermuda) V Ltd. (50%)	Bermuda
236.	Deprominsa Uruguay B.V. (50%)	Netherlands
237.	Filo del Sol Chile Holdings Inc. (50%)	Canada
238.	Filo del Sol Exploración S.A. (50%)	Argentina
239.	Filo del Sol Holdings Inc. (50%)	Canada
240.	Filo del Sol Uruguay S.A. (50%)	Uruguay
241.	Las Pailas SRL (50%)	Argentina
242.	Vicuña Chile SpA (50%)	Chile
243.	Vicuña Holdings Inc. (50%)	Canada
244.	Vicuña Holdings (Bermuda) IV Ltd. (50%)	Bermuda
245.	Vicuña Resources Inc. (50%)	Canada

(a)	These companies are parties to the Limited Deed of Cross Guarantee (Deed) and members of the Closed Group as at 30 June 2025.
(b)	These companies are parties to the Deed and are relieved from the Corporations Act 2001 requirements for preparation, audit and lodgment of financial reports and Directors’ reports.